Finisar Announces Record First Fiscal Quarter Revenues

SUNNYVALE, CA -- (Marketwired - September 08, 2016) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its first quarter of fiscal year 2017, ended July 31, 2016.

COMMENTARY

"I am pleased to announce that Finisar achieved record revenues for our first quarter of $341.3 million, an increase of $22.5 million, or 7.1% compared to the prior quarter. This growth was primarily driven by strong demand for 100Gb/s transceivers in CFP, CFP2, CFP4, and QSFP28 form factors. In addition, demand for wavelength selective switches was strong. Our gross margins improved significantly due to favorable product mix and leverage of our vertically integrated manufacturing infrastructure over the larger volume. The combination of revenues being at the higher end of our guidance range and better than expected gross margins resulted in earnings per fully diluted share exceeding the upper end of our guidance range," said Jerry Rawls, Finisar's Chief Executive Officer.

          FINANCIAL HIGHLIGHTS - First Quarter Ended July 31, 2016

Summary GAAP Results                          First               Fourth
                                             Quarter             Quarter
                                              Ended               Ended
                                          July 31, 2016        May 1, 2016
                                         ---------------     ---------------
                                           (in thousands, except per share
                                                       amounts)

Revenues                                        $341,325            $318,794
Gross margin                                       31.7%               28.4%
Operating expenses                               $79,854             $76,306
Operating income                                 $28,311             $14,135
Operating margin                                    8.3%                4.4%
Net income                                       $23,949             $13,072
Income per share-basic                             $0.22               $0.12
Income per share-diluted                           $0.22               $0.12

Basic shares                                     108,820             107,612
Diluted shares                                   110,821             109,386

Summary Non-GAAP Results (a)                  First               Fourth
                                             Quarter             Quarter
                                              Ended               Ended
                                          July 31, 2016        May 1, 2016
                                         ---------------     ---------------
                                           (in thousands, except per share
                                                       amounts)

Revenues                                        $341,325            $318,794
Non-GAAP Gross margin                              33.1%               30.6%
Non-GAAP Operating expenses                      $69,344             $66,186
Non-GAAP Operating income                        $43,520             $31,239
Non-GAAP Operating margin                          12.8%                9.8%
Non-GAAP Net income                              $41,825             $31,824
Non-GAAP Income per share-basic                    $0.38               $0.30
Non-GAAP Income per share-diluted                  $0.38               $0.29

Basic shares                                     108,820             107,612
Diluted shares                                   110,821             109,386

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside of Finisar's core ongoing operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar Non-GAAP Financial Measures" below.

Financial Statement Highlights for the First Quarter of Fiscal 2017:

--  Revenues were $341.3 million, an increase of $22.5 million, or 7.1%, from $318.8 million in the preceding quarter.

--  Sales of telecom products increased by $22.0 million, or 29.0%, compared to the preceding quarter. This increase was due to higher sales of wavelength selective switches, coherent receivers, and 100G transceivers, as well as a rebound in demand for other telecom products including amplifiers and 10G transceivers, both tunable and fixed wavelength.

--  Sales of datacom products increased by $0.5 million, or 0.2%, compared to the preceding quarter, primarily driven by growth in demand for 100G transceivers including CFP, CFP2, CFP4, and QSFP28 form factors, partially offset by a decline in sales of transceivers for wireless applications and 40G transceivers. Datacom revenue, excluding transceivers for wireless applications, increased 3.1% over the preceding quarter. Sales of 100G transceivers for datacom applications increased 21.8% over the preceeding quarter, and 115.8% over the first quarter of the prior fiscal year.

--  GAAP gross margin improved to 31.7%, compared to 28.4% in the preceding quarter, primarily due to favorable product mix and the benefit of vertical integration over the larger volume.

--  Non-GAAP gross margin improved to 33.1% compared to 30.6% in the preceding quarter.

--  GAAP operating expenses were $79.9 million compared to $76.3 million in the preceding quarter. The increase was due to higher payroll taxes from the annual vesting of employee restricted stock unit grants, higher legal expenses from two patent trials completed in the quarter, and higher employee compensation levels. GAAP operating expenses as a percentage of revenue decreased to approximately 23.4% of revenue compared to 23.9% in the preceding quarter.

--  Non-GAAP operating expenses increased to $69.3 million compared to $66.2 million in the preceding quarter. Non-GAAP operating expenses as a percentage of revenue decreased to approximately 20.3% of revenue compared to 20.8% in the preceding quarter.

--  GAAP operating margin improved to 8.3% from 4.4% in the preceding quarter.

--  Non-GAAP operating margin improved to 12.8% from 9.8% in the preceding quarter.

--  GAAP earnings per fully diluted share was $0.22 compared to $0.12 in the preceding quarter, primarily due to higher revenues levels and improved gross margins.

--  Non-GAAP earnings per fully diluted share was $0.38 compared to $0.29 in the preceding quarter.

--  Cash, cash equivalents and short term investments increased $31.3 million to $593.8 million at the end of the first quarter, compared to
    $562.5 million at the end of the preceding quarter.

OUTLOOK

Finisar indicated that for the second quarter of fiscal 2017 it currently expects revenues in the range of $355 to $375 million, non-GAAP gross margin of approximately 34%, non-GAAP operating margin of approximately 14.3% to 15.3%, and non-GAAP earnings per fully diluted share in the range of approximately $0.44 to $0.50.

Finisar has not provided a reconciliation of its second quarter outlook for non-GAAP gross margin, non-GAAP operating margin and non-GAAP earnings per fully diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate of certain reconciling items between such non-GAAP forward-looking measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Finisar's ability to estimate these items are out of its control and/or cannot be reasonably predicted, including with respect to restructuring charges, litigation settlements and resolutions and related costs, and the timing of tax related adjustments. Accordingly, a reconciliation of such non-GAAP forward-looking measures to the comparable forward-looking GAAP measures are not available within a reasonable range of predictability.

CONFERENCE CALL

Finisar will discuss its financial results for the first quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, September 8, 2016, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 888-208-1815 (domestic) or 719-325-2291 (international) and enter conference ID 1833924.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or +1-719-457-0820 and then following the prompts: enter conference ID 1833924 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on Finisar's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar's expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 17, 2016) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For over 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (in thousands)

                                              July 31, 2016    May 1, 2016
                                             --------------- ---------------
                                               (Unaudited)
                   ASSETS
Current assets:
  Cash and cash equivalents                  $      280,414  $      299,221
  Short-term held-to-maturity investments           313,389         263,255
  Accounts receivable, net                          255,036         249,257
  Accounts receivable, other                         43,678          44,576
  Inventories                                       272,592         273,291
  Prepaid expenses and other assets                  18,646          18,483
                                             --------------- ---------------
    Total current assets                          1,183,755       1,148,083
Property, equipment and improvements, net           338,918         348,613
Purchased intangible assets, net                     16,197          18,388
Goodwill                                            106,735         106,735
Minority investments                                  3,974           4,051
Other assets                                         18,928          19,501
                                             --------------- ---------------
    Total assets                             $    1,668,507  $    1,645,371
                                             =============== ===============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                           $      136,317  $      141,591
  Accrued compensation                               36,332          36,084
  Other accrued liabilities                          39,201          42,206
  Deferred revenue                                   16,468          13,529
                                             --------------- ---------------
    Total current liabilities                       228,318         233,410
Long-term liabilities:
  Convertible notes, net of current portion         232,016         229,393
  Other non-current liabilities                      14,056          14,882
                                             --------------- ---------------
    Total liabilities                               474,390         477,685
Stockholders' equity:
  Common stock                                          110             108
  Additional paid-in capital                      2,621,260       2,605,859
  Accumulated other comprehensive income
   (loss)                                           (38,109)        (25,188)
  Accumulated deficit                            (1,389,144)     (1,413,093)
                                             --------------- ---------------
    Total stockholders' equity                    1,194,117       1,167,686
                                             --------------- ---------------
Total liabilities and stockholders' equity   $    1,668,507  $    1,645,371
                                             =============== ===============

Note - Balance sheet amounts as of May 1, 2016 are derived from the audited consolidated financial statements as of the date.

                            Finisar Corporation
                   Consolidated Statements of Operations
              (Unaudited, in thousands, except per share data)

                                              Three Months Ended
                                  ------------------------------------------
                                                   Aug 02,
                                  July 31, 2016      2015      May 1, 2016
                                  -------------- ------------ --------------
Revenues                          $     341,325  $   314,030  $     318,794
Cost of revenues                        231,637      224,147        226,723
Impairment of long-lived assets               -        1,071              -
Amortization of acquired
 developed technology                     1,523        1,435          1,630
                                  -------------- ------------ --------------
Gross profit                            108,165       87,377         90,441
Gross margin                               31.7%        27.8%          28.4%
Operating expenses:
  Research and development               51,008       52,408         50,169
  Sales and marketing                    11,863       11,202         11,621
  General and administrative             16,315       15,208         13,848
  Impairment of long-lived assets             -          830              -
  Amortization of purchased
   intangibles                              668          668            668
                                  -------------- ------------ --------------
    Total operating expenses             79,854       80,316         76,306
                                  -------------- ------------ --------------
Income from operations                   28,311        7,061         14,135
Interest income                             726          365            802
Interest expense                         (2,986)      (2,883)        (3,017)
Other income (expenses), net                (59)         881            (80)
                                  -------------- ------------ --------------
Income before income taxes               25,992        5,424         11,840
Provision (benefit) for income
 taxes                                    2,043        2,031         (1,232)
                                  -------------- ------------ --------------
Net income                        $      23,949  $     3,393  $      13,072
                                  ============== ============ ==============

Net income per share attributable
 to Finisar Corporation common
 stockholders:
  Basic                           $        0.22  $      0.03  $        0.12
  Diluted                         $        0.22  $      0.03  $        0.12

Shares used in computing net
 income per share - basic               108,820      105,286        107,612
Shares used in computing net
 income per share - diluted             110,821      108,107        109,386

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income, non-GAAP income and non-GAAP net income per share. These non-GAAP financial measures are supplemental information regarding Finisar's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be outside of our ongoing core operating results. Management believes that tracking non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our ongoing core current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

--  Changes in excess and obsolete inventory reserve (predominantly non-cash charges);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicate facility costs during facility move (non-core cash charges);
--  Stock-based compensation expense (non-cash charges);
--  Impairment of long-lived assets (non-cash charges);
--  Reduction in force costs (non-core cash charges); and
--  Acquisition related retention payments (non-core cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

--  Gain or loss on litigation settlements and resolutions and related costs
    (non-core cash charges or benefits);
--  Shareholder class action and derivative litigation costs (non-core cash charges associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
--  Acquisition related costs (non-core cash charges);
--  Unclaimed property tax audit accrual (non-core charges); and
--  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

--  Imputed interest expenses on convertible debt (non-cash charges);
--  Imputed interest related to restructuring (non-cash charges);
--  Other interest income (non-core benefits);
--  Gains and losses on sales of assets (non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Other miscellaneous expenses (income) (non-core charges or benefits);
--  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits); and
--  Amortization of debt issuance costs (non-cash charges).

In addition, in this release we have adjusted non-GAAP income and non-GAAP income per share for the difference between GAAP income taxes and non-GAAP income taxes.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                             Three Months Ended
                                --------------------------------------------
                                July 31, 2016   Aug 02, 2015   May 1, 2016
                                -------------- -------------- --------------
GAAP to non-GAAP reconciliation
 of gross profit:
Gross profit - GAAP             $     108,165  $      87,377  $      90,441
Gross margin - GAAP                      31.7%          27.8%          28.4%
Adjustments:
Cost of revenues
  Change in excess and obsolete
   inventory valuation
   adjustments (1)                                     1,430          2,102
  Amortization of acquired
   technology                           1,523          1,435          1,630
  Duplicate facility costs
   during facility move                     8             82              8
  Stock compensation                    3,047          2,692          2,847
  Impairment of long-lived
   assets                                   -          1,282              -
  Reduction in force costs                102            554            369
  Acquisition related retention
   payment                                 19             65             28
                                -------------- -------------- --------------
    Total cost of revenue
     adjustments                        4,699          7,540          6,984
                                -------------- -------------- --------------
Gross profit - non-GAAP               112,864         94,917         97,425
                                -------------- -------------- --------------
Gross margin - non-GAAP                  33.1%          30.2%          30.6%

GAAP to non-GAAP reconciliation
 of operating income:
Operating income - GAAP                28,311          7,061         14,135
Operating margin - GAAP                   8.3%           2.2%           4.4%
Adjustments:
Total cost of revenue
 adjustments                            4,699          7,540          6,984
Total operating expense
 adjustments
  Operating expenses - GAAP            79,854         80,316         76,306
    Research and development
    Reduction in force costs              174            288            386
    Duplicate facility costs
     during facility move                   7            221              7
    Acquisition related
     retention payment                     32             91             32
    Stock compensation                  5,111          4,838          4,855
    Impairment of long-lived
     assets                                 -            287              -
  Sales and marketing
    Reduction in force costs               29             63              1
    Acquisition related
     retention payment                      -             10              -
    Stock compensation                  1,751          1,707          1,747
  General and administrative
    Reduction in force costs               13            352             49
    Duplicate facility costs              143              9             24
    Acquisition related
     retention payment                     (2)            (5)             4
    Stock compensation                  2,553          2,760          2,381
    Acquisition related costs              31             18             (1)
    Litigation settlements and
     resolutions and related
     costs                                  -             16              1
    Shareholder class action
     and derivative litigation
     costs                                  -              -           (184)
    Unclaimed property tax
     audit accrual                          -              -            150
  Amortization of purchased
   intangibles                            668            668            668
  Impairment of long-lived
   assets                                   -            587              -
                                -------------- -------------- --------------
      Total operating expense
       adjustments                     10,510         11,910         10,120
                                -------------- -------------- --------------
  Operating expenses - non-GAAP        69,344         68,406         66,186
                                -------------- -------------- --------------
Operating income - non-GAAP            43,520         26,511         31,239
                                -------------- -------------- --------------
Operating margin - non-GAAP              12.8%           8.4%           9.8%

GAAP to non-GAAP reconciliation
 of income before income taxes:
Income before income taxes -
 GAAP                                  25,992          5,424         11,840
Adjustments:
Total cost of revenue
 adjustments                            4,699          7,540          6,984
Total operating expense
 adjustments                           10,510         11,910         10,120
Total Interest and other
 adjustments
Other interest income                       -              -             (6)
Non-cash imputed interest
 expenses on convertible debt           2,469          2,354          2,449
Imputed interest related to
 restructuring                             38             45             40
Other (income) expense, net
  Loss (gain) on sale of assets            (8)          (185)           165
  Other miscellaneous income                -            (17)          (184)
  Foreign exchange transaction
   (gain) or loss                         (29)          (693)           362
  Amortization of debt issuance
   cost                                   154            154            154
                                -------------- -------------- --------------
    Total Interest and other
     adjustments                        2,624          1,658          2,980
                                -------------- -------------- --------------
Income before income taxes -
 non-GAAP                              43,825         26,532         31,924
                                -------------- -------------- --------------

GAAP to non-GAAP reconciliation
 of net income:
Net income - GAAP                      23,949          3,393         13,072
Total cost of revenue
 adjustments                            4,699          7,540          6,984
Total operating expense
 adjustments                           10,510         11,910         10,120
Total Interest and other
 adjustments                            2,624          1,658          2,980
Income tax provision
 adjustments                               43             31         (1,332)
                                -------------- -------------- --------------
    Total adjustments                  17,876         21,139         18,752
                                -------------- -------------- --------------
Net income - non-GAAP           $      41,825  $      24,532  $      31,824
                                ============== ============== ==============

Non-GAAP net income for diluted
 earnings per share calcuation
Non-GAAP net income             $      41,825  $      24,532  $      31,824
Add: interest expense for
 dilutive convertible notes                 -              -              -
                                -------------- -------------- --------------
Adjusted non-GAAP income        $      41,825  $      24,532  $      31,824
                                ============== ============== ==============

Basic non-GAAP income per share
  GAAP earnings per share       $        0.22  $        0.03  $        0.12
  Impact of all non-GAAP
   adjustments                  $        0.16  $        0.20  $        0.18
  Non-GAAP earnings per share   $        0.38  $        0.23  $        0.30

Diluted non-GAAP income per
 share
  GAAP earnings per share       $        0.22  $        0.03  $        0.12
  Impact of all non-GAAP
   adjustments                  $        0.16  $        0.20  $        0.17
  Non-GAAP earnings per share   $        0.38  $        0.23  $        0.29

Shares used in computing non-
 GAAP income per share
  Basic                               108,820        105,286        107,612
  Diluted                             110,821        108,107        109,386

 (1) Non-GAAP adjustment no longer made effective fiscal 2017.

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261